Exhibit 99.1

 GENESEE & Wyoming REPORTS 15.1% INCREASE IN NET INCOME FOR THE FIRST QUARTER
                                     OF 2005

    GREENWICH, Conn., May 2, 2005 /PRNewswire-FirstCall/ -- Genesee & Wyoming Inc. (GWI) (NYSE: GWR) reported today that net income in the first quarter of 2005 increased 15.1% to $10.9 million, compared to net income of $9.5 million in the first quarter of 2004. GWI's diluted earnings per share in the first quarter of 2005 increased 18.2% to $0.39 with 27.7 million shares outstanding, compared to diluted earnings per share of $0.33 with 27.4 million shares outstanding in the first quarter of 2004. (Note that prior to GWI's adoption of Emerging Issues Task Force Bulletin Issue No. 03-06 under FASB Statement No. 128, GWI's diluted EPS for the first quarter of 2004 were $0.35.) Due primarily to the impact of recent U.S. tax legislation which created a track maintenance tax credit for short line railroads, GWI's book tax rate was 30.4% in the first quarter of 2005, compared to 39.0% in the first quarter of 2004.

    North American Results

    In the first quarter of 2005, North American revenue increased 16.1% to $84.1 million, compared to $72.4 million in the first quarter of 2004. Of this $11.7 million increase in revenue, $8.6 million was same-railroad growth, $2.6 million was from the Tazewell & Peoria Railroad in Illinois, and $0.5 million was from the Savannah Wharf rail line in Georgia. The 11.9% growth in same-railroad revenue was balanced across multiple commodity groups, with particular strength in paper, which increased by $2.2 million, or 22.9%; coal, which increased by $1.5 million, or 14.3%; and lumber and forest products, which increased by $1.7 million, or 29.4%.

    North American operating income in the first quarter of 2005 increased 23.4% to $14.3 million, compared with $11.6 million in the first quarter of 2004. The North American operating ratio improved to 83.0% in the first quarter of 2005, compared with 84.0% in the first quarter of 2004. The improvement in operating results was achieved despite a 37.9% increase in the price of diesel fuel, as the average price per gallon was $1.60 in the first quarter of 2005 compared with $1.16 in the first quarter of 2004.

    North American traffic in the first quarter of 2005 increased 13,578 carloads, or 9.0%, to 164,786 carloads. Same-railroad traffic in the first quarter of 2005 increased 7,253 carloads, or 4.8%. Revenue per carload in the first quarter of 2005 increased 5.8% to $383. Same-railroad revenue per carload in the first quarter of 2005 increased 7.5% due to a combination of rate increases, fuel escalation provisions, and shipments of certain higher yielding traffic.

    GWI's North American Free Cash Flow for the first quarter of 2005 was $15.9 million (defined as Cash from Operations of $19.7 million less Cash used in Investing of $3.8 million) compared with $12.8 million of Free Cash Flow (defined as Cash from Operations of $17.6 million less Cash used in Investing of $4.8 million) in the first quarter of 2004. See the attached schedule for a description and discussion of Free Cash Flow.

    Australian Results (Equity Accounting)

    In Australia, revenue at GWI's 50%-owned subsidiary, Australian Railroad Group (ARG), increased 2.5% to US$84.4 million in the first quarter of 2005, compared with US$82.4 million in the first quarter of 2004. This US$2.0 million increase in revenue was principally due to a US$2.6 million increase in third party fuel sales, a US$1.2 million increase in iron ore shipments and a US$1.0 million increase in alumina and bauxite shipments, partially offset by a US$4.1 million decline in grain revenue. In Australian dollars, ARG's revenue increased 0.7% in the first quarter of 2005 compared with the first quarter of 2004.

    ARG's operating income in the first quarter of 2005 was US$13.8 million, compared with operating income of US$17.6 million in the first quarter of 2004. The operating ratio was 83.6% in the first quarter of 2005, compared with 78.6% in the first quarter of 2004. As previously disclosed, ARG's operating results in the first quarter of 2005 were adversely impacted by two derailments by a third party operator on ARG's track in Western Australia, which cost approximately US$1.8 million and reduced the operating ratio by 2.1%. ARG's operating results were also adversely impacted by a 28.3% increase in the price of diesel fuel used in operations.

    Equity income from ARG in the first quarter of 2005 was US$2.3 million, including the US$0.6 million after-tax negative impact of the third party derailments, compared with US$3.7 million of equity income in the first quarter of 2004. In comparing the first quarter of 2005 with the first quarter of 2004, the Australian dollar strengthened 1.1%.

    Mortimer B. Fuller III, Chairman and Chief Executive Officer of GWI, commented, "In North America, the strength of our regional businesses continued to exceed our expectations and to more than offset the high price of diesel fuel. In Australia, a lower grain harvest, higher fuel prices, and derailments by third parties were partially mitigated by increasing iron ore and alumina related shipments. In this context, we are pleased with our first quarter results."

    As previously announced, GWI's conference call to discuss financial results for the first quarter will be held today at 11:00AM (Eastern Daylight Time). The dial-in number for the teleconference is 877-209-0397 or the call may be accessed live over the Internet (listen only) directly at http://phx.corporate-ir.net/phoenix.zhtml?c=64426&p=irol-irhome or via the Investors tab of Genesee & Wyoming's website (http://www.gwrr.com). An audio replay of the conference call will be accessible via the Investors tab of Genesee & Wyoming's website starting this afternoon.

    GWI is a leading operator of short line and regional freight railroads in the United States, Canada, Mexico, Australia and Bolivia. The Company operates over 8,200 miles of owned and leased track and more than 3,000 additional miles under track access arrangements.

    This press release contains forward-looking statements regarding future events and the future performance of Genesee & Wyoming Inc. that involve risks and uncertainties that could cause actual results to differ materially from its current expectations including, but not limited to, economic conditions, customer demand, increased competition in relevant markets, and others. GWI refers you to the documents that it files from time to time with the Securities and Exchange Commission, such as GWI's Forms 10-Q and 10-K which contain additional important factors that could cause its actual results to differ from its current expectations and from the forward-looking statements contained in this press release.

                     GENESEE & WYOMING INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                    (In thousands, except per share amounts)
                                   (Unaudited)

                                                        Three Months Ended
                                                             March 31,
                                                  -----------------------------
                                                      2005             2004
                                                  ------------     ------------
REVENUES                                          $     84,081     $     72,403
OPERATING EXPENSES                                      69,821           60,843
INCOME FROM OPERATIONS                                  14,260           11,560

INTEREST EXPENSE                                        (2,119)          (2,435)
OTHER INCOME, NET                                           97              192

INCOME BEFORE INCOME TAXES AND EQUITY
 EARNINGS                                               12,238            9,317

PROVISION FOR INCOME TAXES                               3,716            3,633

INCOME BEFORE EQUITY EARNINGS                            8,522            5,684

EQUITY IN NET INCOME OF INTERNATIONAL
 AFFILIATES:
  AUSTRALIAN RAILROAD GROUP                              2,291            3,742
  SOUTH AMERICA                                             87               40

NET INCOME                                              10,900            9,466
IMPACT OF PREFERRED STOCK OUTSTANDING                        -              301

NET INCOME AVAILABLE TO COMMON
 SHAREHOLDERS                                     $     10,900     $      9,165

BASIC EARNINGS PER SHARE:

     NET INCOME AVAILABLE TO COMMON
      SHAREHOLDERS                                $       0.45     $       0.38

     WEIGHTED AVERAGE NUMBER
      OF SHARES OUTSTANDING                             24,418           23,888

DILUTED EARNINGS PER SHARE:

  NET INCOME                                      $       0.39     $       0.33

     WEIGHTED AVERAGE NUMBER
         OF SHARES OUTSTANDING                          27,659           27,378

                     GENESEE & WYOMING INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                 (In thousands)
                                   (Unaudited)

                                                    March 31,      December 31,
                                                      2005             2004
                                                  ------------     ------------
ASSETS

CURRENT ASSETS:
    Cash and cash equivalents                     $     24,208     $     14,451
    Accounts receivable, net                            67,914           64,537
    Materials and supplies                               4,796            5,263
    Prepaid expenses and other                           7,977            7,784
    Deferred income tax assets, net                      3,191            3,190
      Total current assets                             108,086           95,225

PROPERTY AND EQUIPMENT, net                            336,106          337,024
INVESTMENT IN UNCONSOLIDATED
 AFFILIATES                                            135,073          132,528
GOODWILL                                                24,664           24,682
INTANGIBLE ASSETS, net                                  77,381           77,778
OTHER ASSETS, net                                        9,716           10,014
      Total assets                                $    691,026     $    677,251

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
    Current portion of long-term debt             $      4,486     $      6,356
    Accounts payable                                    67,799           63,794
    Accrued expenses                                    23,910           21,598
     Total current liabilities                          96,195           91,748

LONG-TERM DEBT, less current portion                   121,155          125,881
DEFERRED INCOME TAX LIABILITIES, net                    52,212           50,517
DEFERRED ITEMS - grants from
 governmental agencies                                  46,677           46,229
DEFERRED GAIN - sale/leaseback                           3,424            3,495
OTHER LONG-TERM LIABILITIES                             14,743           14,122
MINORITY INTEREST                                        3,440            3,559

TOTAL STOCKHOLDERS' EQUITY                             353,180          341,700
     Total liabilities and
      stockholders' equity                        $    691,026     $    677,251

                     GENESEE & WYOMING INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)
                                   (Unaudited)

                                                        Three Months Ended
                                                  -----------------------------
                                                    March 31,        March 31,
                                                      2005             2004
                                                  ------------     ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
      Net income                                  $     10,900     $      9,466
      Adjustments to reconcile net income
       to net cash provided by operating
       activities-
      Depreciation and amortization                      4,990            4,730
      Amortization of restricted stock                      94                -
      Deferred income taxes                              1,616            1,760
      Net gain on sale and
       impairment of assets                                (67)             (93)
      Equity earnings of unconsolidated
       international affiliates                         (2,378)          (3,782)
      Minority interest  expense                             8               26
      Tax benefit realized upon exercise
       of stock options                                    111              372
      Changes in assets and liabilities,
       net of effect of acquisitions -
        Accounts receivable                             (3,452)           2,953
        Materials and supplies                             458             (237)
        Prepaid expenses and other                        (184)            (575)
        Accounts payable and accrued
         expenses                                        6,396            3,806
        Other assets and liabilities, net                1,232             (818)
                 Net cash provided by
                  operating activities                  19,724           17,608

CASH FLOWS FROM INVESTING ACTIVITIES:
      Purchase of property and
       equipment, net of proceeds from
       government grants                                (4,047)          (5,301)
      Proceeds from disposition of
       property and equipment, including
       sale/leasebacks                                      85              137
      Valuation adjustment of split
       dollar life insurance                               114              394
            Net cash used in
             financing activities                       (3,848)          (4,770)

CASH FLOWS FROM FINANCING ACTIVITIES:
      Principal payments on
       long-term borrowings, including
       capital leases                                  (54,235)         (44,160)
      Proceeds from issuance
       of long-term debt                                48,000           32,500
      Proceeds from employee stock
       purchases                                           437              864
      Purchase of treasury  stock                         (270)               -
      Dividend on Redeemable Convertible
       Preferred Stock                                       -             (250)
             Net cash used in
              investing activities                      (6,068)         (11,046)

EFFECT OF EXCHANGE RATE CHANGES ON CASH
 AND CASH EQUIVALENTS                                      (51)             (93)

INCREASE IN CASH AND CASH EQUIVALENTS                    9,757            1,699
CASH AND CASH EQUIVALENTS, beginning
 of period                                              14,451           11,118
CASH AND CASH EQUIVALENTS, end of
 period                                           $     24,208     $     12,817

                     GENESEE & WYOMING INC. AND SUBSIDIARIES
                   Selected Consolidated Financial Information
                             (dollars in thousands)
                                   (Unaudited)

                                                          Three Months Ended
                                                               March 31,
                                         ----------------------------------------------------
                                                   2005                        2004
                                         ------------------------    ------------------------
                                                          % of                        % of
                                           Amount        Revenue       Amount        Revenue
                                         ----------    ----------    ----------    ----------
Revenues:
     Freight                             $   63,133          75.1%   $   54,810          75.7%
     Non-freight                             20,948          24.9%       17,593          24.3%

        Total revenues                   $   84,081         100.0%   $   72,403         100.0%

Operating Expense Comparison:
Natural Classification
Labor and benefits                       $   28,884          34.4%   $   26,396          36.5%
Equipment rents                               7,890           9.4%        6,882           9.5%
Purchased services                            5,130           6.1%        4,281           5.9%
Depreciation and amortization                 4,990           5.9%        4,730           6.5%
Diesel fuel                                   7,937           9.4%        5,645           7.8%
Casualties and insurance                      3,632           4.3%        3,707           5.1%
Materials                                     4,208           5.0%        3,708           5.1%
Net gain on sale and impairment of
 assets                                         (67)         -0.1%          (93)         -0.1%
Other expenses                                7,217           8.6%        5,587           7.7%

Total operating expenses                 $   69,821          83.0%   $   60,843          84.0%

Functional Classification
Transportation                           $   28,886          34.4%   $   24,666          34.1%
Maintenance of ways and structures            7,892           9.4%        6,887           9.5%
Maintenance of equipment                     13,105          15.6%       11,682          16.1%
General and administrative                   15,015          17.8%       12,971          17.9%
Net gain on sale and impairment of
 assets                                         (67)         -0.1%          (93)         -0.1%
Depreciation and amortization                 4,990           5.9%        4,730           6.5%

Total operating expenses                 $   69,821          83.0%   $   60,843          84.0%

                     GENESEE & WYOMING INC. AND SUBSIDIARIES
    North America Railroad Freight Revenues, Carloads and Average Revenue Per
                                     Carload
                          Comparison by Commodity Group
           (dollars in thousands, except average revenue per carload)

                                                  Three Months Ended                     Three Months Ended
                                                    March 31, 2005                         March 31, 2004
                                         ------------------------------------   ------------------------------------
                                                                     Average                                Average
                                                                     Revenue                                Revenue
                                           Freight                     Per        Freight                     Per
                                          Revenues     Carloads      Carload     Revenues     Carloads      Carload
                                         ----------   ----------   ----------   ----------   ----------   ----------
Commodity Group

Coal, Coke & Ores                        $   12,269       45,858   $      268   $   10,737       44,042   $      244
Paper                                        11,700       25,409          460        9,520       22,984          414
Lumber & Forest
 Products                                     7,552       20,951          360        5,838       18,034          324
Petroleum Products                            6,871        8,783          782        6,314        8,310          760
Metals                                        6,354       18,165          350        5,655       17,838          317
Minerals & Stone                              5,601       14,065          398        5,136       12,665          406
Farm & Food Products                          4,759       13,372          356        4,792       11,452          418
Chemicals-Plastics                            4,673        9,305          502        3,872        7,468          518
Autos & Auto Parts                            1,830        3,954          463        1,742        4,197          415
Intermodal                                      501        1,143          438          552        1,364          405
Other                                         1,023        3,781          271          652        2,854          228

Totals                                   $   63,133      164,786          383   $   54,810      151,208          362

                       AUSTRALIAN RAILROAD GROUP PTY. LTD.
                        CONSOLIDATED STATEMENTS OF INCOME
                           (U.S. dollars in thousands)
                             (Unaudited - U.S. GAAP)

                                                       Three Months Ended
                                                           March 31,
                                                  -----------------------------
                                                      2005             2004
                                                  ------------     ------------
REVENUES                                          $     84,379     $     82,353
OPERATING EXPENSES                                      70,577           64,713
INCOME FROM OPERATIONS                                  13,802           17,640

INTEREST EXPENSE                                        (7,412)          (7,348)
OTHER INCOME, NET                                          179              403

INCOME BEFORE TAX                                        6,569           10,695

PROVISION FOR INCOME TAX                                 1,983            3,212

NET INCOME                                        $      4,586     $      7,483

    Australian Railroad Group Pty. Ltd. is 50%-owned by Genesee & Wyoming Inc.

                     AUSTRALIAN RAILROAD GROUP PTY. LTD.
                           CONSOLIDATED BALANCE SHEETS
                         (U.S. dollars in thousands)
                             (Unaudited - U.S. GAAP)

                                                    March 31,      December 31,
                                                      2005             2004
                                                  ------------     ------------
ASSETS

CURRENT ASSETS:
    Cash and cash equivalents                     $     12,553     $     21,217
    Accounts receivable, net                            48,732           49,085
    Materials and supplies                              11,280           11,580
    Prepaid expenses and other                             903            3,055
      Total current assets                              73,468           84,937

PROPERTY AND EQUIPMENT, net                            541,941          541,470
DEFERRED INCOME TAX ASSETS, net                         73,284           77,325
OTHER ASSETS, net                                        8,350            8,522
     Total assets                                 $    697,043     $    712,254

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
    Accounts payable                                    13,908           19,832
    Accrued expenses                                    26,930           31,989
    Current income tax liabilities                         336              364
     Total current liabilities                          41,174           52,185

LONG-TERM DEBT                                         378,966          383,425
DEFERRED INCOME TAX LIABILITIES, net                    21,213           21,207
OTHER LONG-TERM LIABILITIES                              2,179            2,177
FAIR VALUE OF INTEREST RATE SWAPS                        5,052            9,788
     Total non-current liabilities                     407,410          416,597

REDEEMABLE PREFERRED STOCK OF
 STOCKHOLDERS                                           16,700           16,897

TOTAL STOCKHOLDERS' EQUITY                             231,759          226,575
     Total liabilities and
      stockholders' equity                        $    697,043     $    712,254

    Australian Railroad Group Pty. Ltd. is 50%-owned by Genesee & Wyoming Inc.

                       AUSTRALIAN RAILROAD GROUP PTY. LTD.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                           (U.S. dollars in thousands)
                             (Unaudited - U.S. GAAP)

                                                       Three Months Ended
                                                  -----------------------------
                                                    March 31,        March 31,
                                                      2005             2004
                                                  ------------     ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
       Net income                                 $      4,586     $      7,483
       Adjustments to reconcile
        net income to net cash provided
        by operating activities-
         Depreciation and amortization                   7,602            6,714
         Deferred income taxes                           3,392            2,361
         Net (gain) loss on sale and
          impairment of assets                            (327)             484
         Changes in assets and liabilities              (9,629)           1,479
               Net cash provided
                by operating activities                  5,624           18,521

CASH FLOWS FROM INVESTING ACTIVITIES:
       Purchase of property and equipment              (14,664)         (11,665)
       Proceeds from disposition of
        property and equipment                             661              484
                Net cash used
                 in investing activities               (14,003)         (11,181)

EFFECT OF EXCHANGE RATE DIFFERENCES ON
 CASH AND CASH EQUIVALENTS                                (285)             546

(DECREASE) INCREASE IN CASH AND CASH
 EQUIVALENTS                                            (8,664)           7,886
CASH AND CASH EQUIVALENTS, beginning
 of period                                              21,217           26,618
CASH AND CASH EQUIVALENTS, end of
 period                                           $     12,553     $     34,504

    Australian Railroad Group Pty. Ltd. is 50%-owned by Genesee & Wyoming Inc.

                       AUSTRALIAN RAILROAD GROUP PTY. LTD.
                   Selected Consolidated Financial Information
                           (U.S. dollars in thousands)
                             (Unaudited - U.S. GAAP)

                                                          Three Months Ended
                                                              March 31,
                                         ----------------------------------------------------
                                                   2005                        2004
                                         ------------------------    ------------------------
                                                          % of                        % of
                                           Amount        Revenue       Amount        Revenue
                                         ----------    ----------    ----------    ----------
Revenues:
     Freight                             $   69,339          82.2%   $   70,940          86.1%
     Non-freight                             15,040          17.8%       11,413          13.9%

        Total railroad revenues          $   84,379         100.0%   $   82,353         100.0%

Operating Expenses:
Natural Classification
Labor and benefits                       $   17,104          20.3%   $   14,256          17.3%
Equipment rents                                 883           1.0%          710           0.9%
Purchased services                           17,370          20.6%       19,062          23.2%
Depreciation and amortization                 7,602           9.0%        6,714           8.1%
Diesel fuel used in operations                7,219           8.6%        6,155           7.5%
Diesel fuel for sales to third
 parties                                      5,710           6.8%        3,498           4.2%
Casualties and insurance                      4,629           5.5%        3,459           4.2%
Materials                                     3,651           4.3%        3,303           4.0%
Net (gain) loss on sale and
 impairment of assets                          (327)         -0.4%          484           0.6%
Other expenses                                6,736           7.9%        7,072           8.6%

Total operating expenses                 $   70,577          83.6%   $   64,713          78.6%

Functional Classification
Transportation                           $   32,569          38.6%   $   29,638          36.0%
Maintenance of ways and structures            9,427          11.2%        9,707          11.8%
Maintenance of equipment                      8,006           9.5%        7,957           9.7%
General and administrative                   13,300          15.7%       10,213          12.4%
Net (gain) loss on sale and
 impairment of assets                          (327)         -0.4%          484           0.6%
Depreciation and amortization                 7,602           9.0%        6,714           8.1%

Total operating expenses                 $   70,577          83.6%   $   64,713          78.6%

    Australian Railroad Group Pty. Ltd. is 50%-owned by Genesee & Wyoming Inc.

                       AUSTRALIAN RAILROAD GROUP PTY. LTD.
     Australian Railroad Freight Revenues, Carloads and Average Revenue Per
                                     Carload
                          Comparison by Commodity Group
         (U.S. dollars in thousands, except average revenue per carload)
                                   (Unaudited)

                                                  Three Months Ended                     Three Months Ended
                                                    March 31, 2005                         March 31, 2004
                                         ------------------------------------   ------------------------------------
                                                                     Average                                Average
                                                                     Revenue                                Revenue
                                           Freight                     Per        Freight                     Per
                                          Revenues     Carloads      Carload     Revenues     Carloads      Carload
                                         ----------   ----------   ----------   ----------   ----------   ----------
Commodity Group
Grain                                    $   22,115       54,620   $      405   $   26,261       66,563   $      395
Other Ores and
 Minerals                                    15,576       26,680          584       15,078       28,158          535
Iron Ore                                     12,633       52,989          238       11,462       50,479          227
Alumina                                       5,560       40,061          139        5,019       39,416          127
Bauxite                                       3,662       33,970          108        3,212       30,217          106
Hook and Pull (Haulage)                         338          685          493          464        2,776          167
Gypsum                                          988       11,156           89        1,008       12,793           79
Other                                         8,467       17,808          475        8,436       17,193          491

Total                                    $   69,339      237,969          291   $   70,940      247,595          287

    Australian Railroad Group Pty. Ltd. is 50%-owned by Genesee & Wyoming Inc.

                  Free Cash Flow Description and Discussion

    Management views Free Cash Flow as an important financial measure of how well GWI is managing its assets. Subject to the limitations discussed below, Free Cash Flow is a useful indicator of cash flow that may be available for discretionary use by GWI. Free Cash Flow is defined as Net Cash Provided by Operating Activities less Net Cash Used in Investing Activities, excluding the Cost of Acquisitions. Key limitations of the Free Cash Flow measure include the assumptions that GWI will be able to refinance its existing debt when it matures and meet other cash flow obligations from financing activities, such as required dividend payments and principal payments on debt. Free Cash Flow is not intended to represent, and should not be considered more meaningful than, or as an alternative to, measures of cash flow determined in accordance with Generally Accepted Accounting Principles.

    The following table sets forth a reconciliation of GWI's Net Cash Provided by Operating Activities to GWI's Free Cash Flow:

                                                     Quarters Ended March 31,
                                                  -----------------------------
                                                      2005             2004
                                                  ------------     ------------
Net cash provided by operating activities         $     19,724     $     17,608
Net cash used in investing activities                   (3,848)          (4,770)
Free cash flow                                    $     15,876     $     12,838

SOURCE  Genesee & Wyoming Inc.
    -0-                             05/02/2005
    /CONTACT: John C. Hellmann, Chief Financial Officer, Genesee & Wyoming Inc., +1-203-629-3722/
    /Web site:  http://www.gwrr.com
            http://phx.corporate-ir.net/phoenix.zhtml?c=64426&p=irol-irhome /
_